UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

ENERGY TRANSFER OPERATING, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprE	New York Stock Exchange
7.500% Senior Notes due 2020	ETP 20	New York Stock Exchange
4.250% Senior Notes due 2023	ETP 23	New York Stock Exchange
5.875% Senior Notes due 2024	ETP 24	New York Stock Exchange
5.500% Senior Notes due 2027	ETP 27	New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2020, Energy Transfer Operating, L.P. (the “Partnership”) and its wholly owned subsidiary, Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”), completed the previously reported underwritten public offering (the “Notes Offering”) of $1,000,000,000 aggregate principal amount of the Partnership’s 2.900% Senior Notes due 2025 (the “2025 Notes”), $1,500,000,000 aggregate principal amount of the Partnership’s 3.750% Senior Notes due 2030 (the “2030 Notes”), and $2,000,000,000 aggregate principal amount of the Partnership’s 5.000% Senior Notes due 2050 (the “2050 Notes” and, together with the 2025 Notes and the 2030 Notes, collectively, the “Notes”). The Notes will initially be fully and unconditionally guaranteed by the Operating Partnership (the “Guarantees” and, together with the Notes, the “Debt Securities”) on a senior unsecured basis so long as the Operating Partnership guarantees any of the Partnership’s obligations under its revolving credit facility. The Debt Securities were issued under the Indenture, dated as of June 8, 2018 (the “Indenture”), among the Partnership, the Operating Partnership and U.S. Bank National Association, as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of January 22, 2020 (the “Supplemental Indenture”).

The Notes Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-221411) of the Partnership, as amended by Post-Effective Amendment No. 1 thereto and as supplemented by the Prospectus Supplement, dated January 7, 2020, relating to the Debt Securities (together with the accompanying prospectus, dated November 8, 2017, the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on January 7, 2020. A legal opinion related to the Debt Securities is included as Exhibit 5.1 hereto.

The terms of the Debt Securities and the Supplemental Indenture are further described in the Prospectus Supplement under the captions “Description of the Notes” and “Description of Debt Securities.” Such descriptions do not purport to be complete and are qualified by reference to the Indenture and the Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on January 22, 2020, the Partnership issued 500,000 of its 6.750% Series F Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series F Preferred Units”), at a price to the public of $1,000 per unit, and 1,100,000 of its 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series G Preferred Units” and, together with the Series F Preferred Units, the “New Preferred Units”), at a price to the public of $1,000 per unit, pursuant to the previously filed underwriting agreement, dated as of January 7, 2020, by and among the Partnership and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., MUFG Securities Americas Inc., Natixis Securities Americas LLC and TD Securities (USA) LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Preferred Underwriters”).

On January 22, 2020, in connection with the issuance of the New Preferred Units, Energy Transfer Partners GP, L.P. (the “General Partner”) adopted Amendment No. 4 (the “LPA Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership of Energy Transfer Operating, L.P. to, among other things, establish the rights and obligations of the New Preferred Units. The New Preferred Units entitle their holders to certain rights that are senior to the rights of holders of common units representing limited partner interests in the Partnership (the “Common Units”), such as rights to certain distributions and rights upon liquidation of the Partnership.

The New Preferred Units rank senior to the Common Units and to any other class or series of the Partnership’s equity interests that may be established after the original issue date of the New Preferred Units (the “Original Issue Date”) and that are not expressly made senior to or on parity with the New Preferred Units as to the payment of distributions and amounts payable upon a liquidation event. The New Preferred Units rank junior to any other class or series of the Partnership’s equity interests that may be established after the Original Issue Date and that are expressly made senior to the New Preferred Units as to the payment of distributions and amounts payable upon a liquidation event. The New Preferred Units rank on parity with the Partnership’s 6.250% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 6.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, 7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units and 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units. The New Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership, as described below.

Distributions on the Series F Preferred Units are cumulative from and including the Original Issue Date and will be payable semi-annually in arrears on the 15th day of May and November of each year, commencing on May 15, 2020, in each case, when, as, and if declared by the General Partner. A pro-rated initial distribution on the Series F Preferred Units will be payable on May 15, 2020 in an amount equal to approximately $21.19 per Series F Preferred Unit. Distributions on the Series F Preferred Units will be payable out of amounts legally available therefor from and including the Original Issue Date to, but excluding, May 15, 2025 (the “Series F First Call Date”), at a rate equal to 6.750% per annum of the $1,000 liquidation preference. On and after the Series F First Call Date, the distribution rate on the Series F Preferred Units for each Series F Reset Period (as defined below) will equal a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate (as determined in accordance with the terms of the LPA Amendment) as of two business days prior to the beginning of the applicable Series F Reset Period plus a spread of 5.134% per annum. “Series F Reset Period” means the period from and including the Series F First Call Date to, but excluding, the next following Series F Reset Date (as defined below) and thereafter each period from and including each Series F Reset Date to, but excluding, the next following Series F Reset Date.

The Series F Preferred Units may be redeemed by the Partnership, in whole or in part, on the Series F First Call Date, on the fifth anniversary of the Series F First Call Date or on any fifth anniversary of such date thereafter (each, a “Series F Reset Date”) out of amounts legally available therefor, at a redemption price of $1,000 per Series F Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, upon the occurrence of certain ratings agency events, the Partnership may redeem the Series F Preferred Units, in whole but not in part, out of amounts legally available therefor, at a price of $1,020 per Series F Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared.

Distributions on the Series G Preferred Units are cumulative from and including the date of original issue and will be payable semi-annually in arrears on the 15th day of May and November of each year, commencing on May 15, 2020, in each case, when, as, and if declared by the General Partner. A pro-rated initial distribution on the Series G Preferred Units will be payable on May 15, 2020 in an amount equal to approximately $22.36 per Series G Preferred Unit. Distributions on the Series G Preferred Units will be payable out of amounts legally available therefor from and including the Original Issue Date to, but excluding, May 15, 2030 (the “Series G First Call Date”), at a rate equal to 7.125% per annum of the $1,000 liquidation preference. On and after the Series G First Call Date, the distribution rate on the Series G Preferred Units for each Series G Reset Period (as defined below) will equal a percentage of the $1,000 liquidation preference equal to the Five-year U.S. Treasury Rate (as determined in accordance with the terms of the LPA Amendment) as of two business days prior to the beginning of the applicable Series G Reset Period, plus a spread of 5.306% per annum. “Series G Reset Period” means the period from and including the Series G First Call Date to, but excluding, the next following Series G Reset Date (as defined below) and thereafter each period from and including each Series G Reset Date to, but excluding, the next following Series G Reset Date.

The Series G Preferred Units may be redeemed by the Partnership, in whole or in part, on the Series G First Call Date, on the fifth anniversary of the Series G First Call Date or on any fifth anniversary of such date thereafter (each, a “Series G Reset Date”) out of amounts legally available therefor, at a redemption price of $1,000 per Series G Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. In addition, upon the occurrence of certain ratings agency events the Partnership may redeem the Series G Preferred Units, in whole but not in part, out of amounts legally available therefor, at a price of $1,020 per Series G Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared.

Holders of New Preferred Units will generally have no voting rights, except as required by law and for limited voting rights with respect to (i) potential amendments to the Partnership Agreement that would have a material adverse effect on the existing terms of the New Preferred Units, (ii) the creation or issuance of any securities on parity with the New Preferred Units if the cumulative distributions payable on then outstanding New Preferred Units (or parity securities) are in arrears or (iii) the creation or issuance of any senior equity securities.

The terms of the New Preferred Units are more fully set forth in the LPA Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated by reference into this Item 5.03. Legal opinions relating to the New Preferred Units are filed as Exhibit 5.1 and Exhibit 8.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	Amendment No. 4 to Fifth Amended and Restated Agreement of Limited Partnership of Energy Transfer Operating, L.P., dated as of January 22, 2020.

4.1

Indenture, dated as of June 8, 2018, among Energy Transfer Operating, L.P., as issuer, Sunoco Logistics Partners Operations L.P., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K, filed June 8, 2018).

4.2

Fourth Supplemental Indenture, dated as of January 22, 2020, by and among Energy Transfer Operating, L.P., as issuer, Sunoco Logistics Partners Operations L.P., as guarantor, and U.S. Bank National Association, as trustee.

4.3	Forms of Notes (included in Exhibit 4.2 hereto).

5.1	Opinion of Latham & Watkins LLP regarding the legality of the Debt Securities.

5.2	Opinion of Latham & Watkins LLP regarding the legality of the New Preferred Units.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2 hereto).

23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER OPERATING, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C, its general partner

Date: January 22, 2020	By:	/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer